Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                       MECHANICAL TECHNOLOGY INCORPORATED
                       ----------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

          New York                                     14-1462255
-------------------------------                  ---------------------
(State or Other Jurisdiction of                 (I.R.S. Employer
Incorporation or Organization)                   Identification No,)

968 Albany-Shaker Rd., Latham, New York                 12110
----------------------------------------         ---------------------
(Address of Principal Executive Offices)              (Zip Code)

            MECHANICAL TECHNOLOGY INCORPORATED STOCK INCENTIVE PLAN
            -------------------------------------------------------
                           (Full Title of the Plan)

                               CYNTHIA A. SCHEUER
                            Chief Financial Officer
                       Mechanical Technology Incorporated
                            968 Albany-Shaker Road
                            Latham, New York 12210
                                (518) 785-2211
                                --------------
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

                                with a copy to:
                             RODNEY A. KNIGHT, Esq.
                        800 W. Long Lake Rd., Suite 180
                       Bloomfield Hills, Michigan 48302
                               (248) 647-4824

CALCULATION OF REGISTRATION FEE
================================================================================
Title of Securities|Amount to be|Proposed Maximum|Proposed Maximum|  Amount of |
 to be Registered  | Registered | Offering Price |   Aggregate    |Registration|
                   |            |  Per Share(1)  |OfferingPrice(1)|    Fee     |
===============================================================================|
   Common Stock,   |  600,000   |                |                |            |
  $1.00 par value  |   shares   |     $5.00      |   $3,000,000   |    $885    |
================================================================================

(1) Estimated, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based on the average of the bid and asked prices for the Common Stock quoted on the OTC Bulletin Board on December 8, 1997.




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                                    PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the instructions to Form S-8, the information required by the instructions to Part I of Form S-8 to be included in the Section 10(a) Prospectus is not included in this Registration Statement.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

a.  Annual Report on Form 10-K for the year ended September 30, 1996;
b. All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's fiscal year covered by said Form 10-K Report; and
c. The description of the Company's Common Stock included in the Registration Statement on Form 10 filed in connection with the registration of the Company's Common Stock under Section 12(g) of the Securities Exchange Act of 1934.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4. Description of Securities.

         not applicable

Item 5. Interests of Named Experts and Counsel.

         not applicable



















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Item 6. Indemnification of Directors and Officers

The Company's By-Laws require the Company to indemnify its Directors and officers against claims asserted against them in their capacities as such, including claims under the Securities Act of 1933, to the fullest extent permitted by the New York Business Corporation Law (BCL), obligate the Company to advance such persons the costs of their defense against such claims, and contain other provisions designed to ensure for such persons the maximum protection possible against such claims. In addition to indemnification by the Company under these By-Law provisions, the Company maintains indemnification insurance covering all officers and Directors of the Company and its subsidiaries, as permitted by BCL Section 726.

Item 7. Exemption from Registration Claimed

          not applicable

Item 8. Exhibits.

Exhibit Number 			Description
--------------                  -----------

     4.1 Certificate of Amendment of the Certificate of Incorporation of the registrant, filed on March 6, 1986 (setting forth the provisions of the Certificate of Incorporation, as amended, relating to the authorized shares of the registrant's Common Stock) - included in the copy of the Registrant's Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Registrant's Form 10-K Report, as amended, for its fiscal year ended September 30, 1989 and incorporated herein by reference.

     5.1        Opinion of Rodney A. Knight, Esq.

    23.1        Consent of Coopers & Lybrand L.L.P.

    23.2 Consent of Rodney A. Knight, Esq. - included in his opinion filed as Exhibit 5.1

Item 9. Undertakings.

(a)  Rule 415 offerings.

       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which,







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                   individually or in the aggregate, represents a fundamental change to the information set forth in this Registration Statement; and
            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
       Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Filing of Registration Statement on Form S-8.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy is expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latham, State of New York, on December 9, 1997 .

					MECHANICAL TECHNOLOGY INCORPORATED

Date:   December 9, 1997                By:  /s/ Martin J. Mastroianni
                                           --------------------------------
                                           Martin J. Mastroianni, President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                        TITLE                           DATE
     ---------                        -----                           ----
/s/ George C. McNamee        Chairman of the Board of Directors     11/20/97
-------------------------
George C. McNamee

/s/ Martin J. Mastroianni    President, Chief Operating Officer        "
-------------------------    (Principal Executive Officer) and
Martin J. Mastroianni         a Director

/s/ Cynthia Scheuer          Chief Financial Officer                   "
-------------------------    (Principal Financial and Accounting
Cynthia Scheuer               Officer)

/s/ Dale W. Church           Director                                  "
-------------------------
Dale W. Church

/s/ R. Wayne Diesel          Director                                  "
-------------------------
R. Wayne Diesel

/s/ Edward A. Dohring        Director                                  "
-------------------------
Edward H. Dohring

/s/ Alan P. Goldberg         Director                                  "
-------------------------
Alan  P. Goldberg

/s/ E. Dennis O'Connor       Director                                  "
-------------------------
E. Dennis O'Connor

/s/ Dr. Walter L. Robb       Director                                  "
-------------------------
Dr. Walter L. Robb

/s/ Dr. Beno Sternlicht      Director                                  "
-------------------------
Dr. Beno Sternlicht

                             INDEX TO EXHIBITS

Exhibit Number 			Description
--------------                  -----------

     4.1 Certificate of Amendment of the Certificate of Incorporation of the registrant, filed on March 6, 1986 (setting forth the provisions of the Certificate of Incorporation, as amended, relating to the authorized shares of the registrant's Common Stock) - included in the copy of the Registrant's Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Registrant's Form 10-K Report, as amended, for its fiscal year ended September 30, 1989 and incorporated herein by reference.

     5.1           Opinion of  Rodney A. Knight, Esq.

    23.1           Consent of Coopers & Lybrand L.L.P.

    23.2 Consent of Rodney A. Knight, Esq. - included in his opinion filed as Exhibit 5.1






































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                                                           Exhibit 5.1

December 6, 1997

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

I have acted as counsel to Mechanical Technology Incorporated, a New York corporation (the "Company"), in connection with a Registration Statement on Form S-8 that is about to be filed by the Company with the Securities and Exchange Commission with respect to an aggregate of 600,000 shares of the Company's Common Stock that may be issued pursuant to the Company's Stock Incentive Plan.

In my opinion, the shares of the Company's Stock that may be issued pursuant to the Plan will, upon issuance thereof in accordance therewith and upon payment therefor in accordance therewith, be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

I hereby consent to the use of this opinion as an exhibit to the aforementioned Registration Statement.

Very truly yours,

/s/ Rodney A. Knight































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                                                           Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Mechanical Technology Incorporated (the Company) on Form S-8 (File No. ________) of our report dated November 8, 1996, except as to Note 17, for which the date is December 31, 1996, on our audits of the consolidated financial statements of Mechanical Technology Incorporated as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995 and 1994 which report was included in the Company's Annual Report on Form 10-K.


                                                 /s/COOPERS & LYBRAND L.L.P.

Albany, New York
December 8, 1997
















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